Exhibit 21

Liberty Latin America Subsidiaries
December 31, 2019

Name	Country
Cable and Wireless (Anguilla) Limited	Anguilla
Cable & Wireless Antigua & Barbuda Limited	Antigua & Barbuda
Kelcom International (Antigua & Barbuda) Limited	Antigua & Barbuda
Columbus Communications Limited	Bahamas
CWC Bahamas Holdings Limited	Bahamas
The Bahamas Telecommunications Company Limited	Bahamas
Antilles Crossing (Barbados) IBC, Inc.	Barbados
Cable & Wireless (Barbados) Limited	Barbados
Cable & Wireless (Greater Antilles) Inc.	Barbados
Cable Jamaica (Barbados) Limited	Barbados
CNL-CWC Networks Inc.	Barbados
Columbus Acquisitions Inc.	Barbados
Columbus Antilles (Barbados) Limited	Barbados
Columbus Capital (Barbados) Limited	Barbados
Columbus Caribbean Acquisitions Inc.	Barbados
Columbus Curacao (Barbados) Inc.	Barbados
Columbus Eastern Caribbean (Barbados) Inc.	Barbados
Columbus Holdings (Barbados) II SRL	Barbados
Columbus Holdings (Barbados) SRL	Barbados
Columbus International Capital (Barbados) Inc.	Barbados
Columbus International Inc.	Barbados
Columbus Investments Inc.	Barbados
Columbus Jamaica Holdings (Barbados) Inc.	Barbados
Columbus Networks (Cayman) Holdco Limited	Barbados
Columbus Networks Finance Company Limited	Barbados
Columbus Networks Sales, Ltd.	Barbados
Columbus Networks, Limited	Barbados
Columbus Telecommunications (Barbados) Limited	Barbados
Columbus Trinidad (Barbados) Inc.	Barbados
Columbus TTNW Holdings Inc.	Barbados
CWC CALA Holdings Limited	Barbados
CWC-Columbus Asset Holdings Inc.	Barbados
CWI Caribbean Limited	Barbados
Gemini North Cable (Barbados) Inc.	Barbados
Karib Cable Inc.	Barbados
Liberty CWC Holdings Limited	Barbados
S.A.U.C.E. Holdings (Barbados) (I) Limited	Barbados
Wamco Technology Group Limited	Barbados
Cable and Wireless Network Services Limited	Bermuda
Liberty Latin America Limited	Bermuda

Name	Country
LiLAC Services Limited	Bermuda
New World Network International, Ltd	Bermuda
Columbus Networks (Bonaire), N.V.	Bonaire
UTS Bonaire N.V.	Bonaire
CNW Leasing Ltd.	Canada
CWC Canada Limited	Canada
C&W Senior Finance Limited	Cayman Islands
C&W Senior Secured Parent Limited	Cayman Islands
Coral Re SPC, Ltd.	Cayman Islands
Cable & Wireless Jamaica Finance (Cayman) Limited	Cayman Islands
Cable and Wireless (Cayman Islands) Limited	Cayman Islands
Columbus New Cayman Limited	Cayman Islands
CWC Acquisitions Holding Limited	Cayman Islands
CWC New Cayman Limited	Cayman Islands
CWC WS Holdings Cayman Ltd.	Cayman Islands
Kelfenora Limited	Cayman Islands
LCPR Cayman Holding Inc.	Cayman Islands
Liberty Costa Rica Holdings Ltd.	Cayman Islands
LiLAC Ventures Ltd.	Cayman Islands
Sable International Finance Limited	Cayman Islands
United Chile Ventures, Inc.	Cayman Islands
C&W Networks Chile SPA	Chile
Sociedad Televisora CBC Limitada	Chile
VTR Comunicaciones S.p.A.	Chile
VTR Global Carrier S.A.	Chile
VTR Ingeniería S.A.	Chile
VTR Movíl S.p.A.	Chile
VTR Southam Chile S.p.A.	Chile
VTR.com SpA	Chile
Columbus Networks Zona Franca, Limitada	Colombia
ColumbusNetworks de Colombia, Limitada	Colombia
Lazus Colombia S.A.S.	Colombia
Cabletica S.A	Costa Rica
Columbus Networks de Costa Rica S.R.L.	Costa Rica
LBT CT Communications S.A	Costa Rica
Antelecom N.V.	Curacao
Cable & Wireless Curacao Holding B.V.	Curacao
Columbus Communications Curacao N.V.	Curacao
Columbus Networks Antilles Offshore N.V.	Curacao
Columbus Networks Curacao, N.V.	Curacao
Columbus Networks Netherlands Antilles N.V.	Curacao
E-Commercepark N.V.	Curacao
Exploitatiemaatchappij E-Zone Vredenberg N.V.	Curacao
Fiberco N.V.	Curacao
International Data Gateway N.V.	Curacao
T.V. Distribution Services N.V.	Curacao

Name	Country
United Telecommunications Services N.V.	Curacao
Cable & Wireless Dominica Limited	Dominica
Marpin 2K4 Limited	Dominica
Columbus Networks Dominicana, S.A.	Dominican Republic
CWC Cable & Wireless Communications Dominican Republic SA	Dominican Republic
Columbus Networks de Ecuador S.A.	Ecuador
Columbus Networks El Salvador S.A. de C.V.	El Salvador
SSA Sistemas El Salvador, SA de CV	El Salvador
Columbus Holdings France SAS	France
New Technologies Group S.A.R.L.	France
UTS Antilles Francaises S.A.R.L.	France
UTS Caraibe S.A.R.L.	France
Cable and Wireless Grenada Limited	Grenada
Columbus Communications (Grenada) Limited	Grenada
Columbus Networks de Guatemala, Limitada	Guatemala
Columbus Networks (Haiti) S.A.	Haiti
Columbus Networks de Honduras S. de R.L.	Honduras
PT Mitracipta Sarananusa	Indonesia
Pender Insurance Limited	Isle of Man
Cable & Wireless Jamaica Limited	Jamaica
Caribbean Landing Company Limited	Jamaica
Chartfield Development Company Limited	Jamaica
Columbus Communications Jamaica Limited	Jamaica
Columbus Networks Jamaica Limited	Jamaica
D. & L. Cable & Satelitte Network Limited	Jamaica
Dekal Wireless Jamaica Limited	Jamaica
Digital Media & Entertainment Limited	Jamaica
Jamaica Digiport International Limited	Jamaica
LIME Foundation Limited	Jamaica
Northern Cable & Communication Network Limited	Jamaica
S.A.U.C.E. Communication Network Limited	Jamaica
Columbus Eastern Caribbean Holdings Sàrl	Luxembourg
Columbus Networks de Mexico S.R.L.	Mexico
Cable & Wireless Australia & Pacific Holding B.V.	Netherlands
Cable and Wireless International Finance B.V.	Netherlands
Dutch United Telecommunication Services B.V.	Netherlands
Lila Chile Holdings BV	Netherlands
VTR Finance BV	Netherlands
Winward Islands Cellular Company N.V.	Netherlands
Columbus Networks Nicaragua y Compania Limitada	Nicaragua
SSA Sistemas Nicaragua, Socieded Anonima	Nicaragua
Cable & Wireless Panama S.A.	Panama
Columbus Networks Centroamérica S. de R.L	Panama
Columbus Networks de Panamá SRL	Panama
Columbus Networks Marítima de Panamá S. de R.L.	Panama
CWC WS (Panama) SA	Panama

Name	Country
CWC WS Holdings Panama SA	Panama
Grupo Sonitel, SA	Panama
Sonitel, SA	Panama
Lazus Peru S.A.C	Peru
SSA Sistemas del Peru S.R.L.	Peru
Columbus Networks Puerto Rico, Inc.	Puerto Rico
Liberty Cablevision of Puerto Rico LLC	Puerto Rico
Cable & Wireless (Singapore) Pte Limited	Singapore
Liberty Iberoamerica	Spain
Cable & Wireless St. Kitts & Nevis Limited	St Kitts and Nevis
Antilles Crossing Holding Company (St. Lucia) Limited	St Lucia
Bandserve Inc.	St Lucia
Cable and Wireless (St Lucia) Limited	St Lucia
Caribbean Premier Sports Ltd.	St Lucia
Columbus Communications (St Lucia) Limited	St Lucia
Columbus Eastern Caribbean (St. Lucia) Inc.	St Lucia
Dekal Wireless Holdings Limited	St Lucia
Techvision Inc.	St Lucia
Tele (St. Lucia) Inc.	St Lucia
New Technologies Group N.V.	St Maarten
Radcomm Corporation N.V.	St Maarten
UTS Eastern Caribbean N.V.	St Maarten
UTS Sint Maarten N.V.	St Maarten
Cable & Wireless St Vincent and the Grenadines Limited	St Vincent and the Grenadines
Columbus Communications St. Vincent and the Grenadines Limited	St Vincent and the Grenadines
Petrel Communications SA	Switzerland
Cable Company of Trinidad and Tobago Unlimited	Trinidad and Tobago
Columbus Communications Trinidad Limited	Trinidad and Tobago
Columbus Holdings Trinidad Unlimited	Trinidad and Tobago
Columbus Networks International (Trinidad) Ltd.	Trinidad and Tobago
Trinidad and Tobago Trans-Cable Company Unlimited	Trinidad and Tobago
Cable and Wireless (TCI) Limited	Turks and Caicos Islands
Cable & Wireless (UK) Group Limited	UK-England & Wales
Cable & Wireless Carrier Limited	UK-England & Wales
Cable & Wireless Central Holding Limited	UK-England & Wales
Cable & Wireless Communications Limited	UK-England & Wales
Cable & Wireless DI Holdings Limited	UK-England & Wales
Cable & Wireless International HQ Limited	UK-England & Wales
Cable & Wireless Limited	UK-England & Wales
Cable & Wireless Services UK Limited	UK-England & Wales
Cable & Wireless Trade Mark Management Limited	UK-England & Wales
Cable and Wireless (CALA Management Services) Limited	UK-England & Wales
Cable and Wireless (Investments) Limited	UK-England & Wales
Cable and Wireless (West Indies) Limited	UK-England & Wales

Name	Country
Cable and Wireless Pension Trustee Limited	UK-England & Wales
CWC Communications Limited	UK-England & Wales
CWC UK Finance Limited	UK-England & Wales
CWIG Limited	UK-England & Wales
CWIGroup Limited	UK-England & Wales
LGE Coral Holdco Ltd	UK-England & Wales
Liberty Global CIHB Ltd	UK-England & Wales
Sable Holding Limited	UK-England & Wales
The Eastern Telegraph Company Limited	UK-England & Wales
The Western Telegraph Company Limited	UK-England & Wales
LGI International Holdings LLC	USA-Colorado
United Chile, LLC	USA-Colorado
LLA Operations, LLC	USA-Colorado
A.SUR NET, Inc.	USA-Delaware
ARCOS-1 USA, Inc.	USA-Delaware
Cable & Wireless Delaware 1, Inc.	USA-Delaware
Columbus Networks Telecommunications Services USA, Inc.	USA-Delaware
Columbus Networks USA (2015), Inc.	USA-Delaware
Columbus Networks USA, Inc.	USA-Delaware
Coral-US Co-Borrower LLC	USA-Delaware
LCPR Ventures LLC	USA-Delaware
Leo Cable LLC	USA-Delaware
Latam Technologies Holdings I, LLC	USA-Delaware
Leo Cable LP	USA-Delaware
LiLAC Communications Inc.	USA-Delaware
LLA Holdco	USA-Delaware
Petrel Communications Corporation	USA-Delaware
SkyOnline Maya-1, LLC	USA-Delaware
Cable & Wireless Communications Inc.	USA-Virginia
Columbus Networks Venezuela S.A.	Venezuela
Cable and Wireless (BVI) Limited	Virgin Islands, British
Cable and Wireless (EWC) Limited	Virgin Islands, British